EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 31, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (November 2009 – October 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.6%	0.6%	1.0%	4.2%	-3.2%	-3.6%	1.4%	-3.6%	10.5%	-28.6%	-0.3	-0.5
B**	1.6%	0.5%	0.5%	3.6%	-3.8%	-4.2%	0.7%	-4.2%	10.5%	-29.9%	-0.4	-0.5
Legacy 1***	1.6%	0.7%	2.7%	6.2%	-1.1%	-1.6%	N/A	-1.6%	10.3%	-23.7%	-0.1	-0.2
Legacy 2***	1.6%	0.7%	2.6%	6.1%	-1.3%	-1.9%	N/A	-1.9%	10.3%	-24.4%	-0.1	-0.3
Global 1***	1.6%	0.8%	3.0%	6.6%	-0.7%	-2.2%	N/A	-2.2%	9.8%	-21.9%	-0.2	-0.3
Global 2***	1.6%	0.8%	2.8%	6.4%	-0.9%	-2.5%	N/A	-2.5%	9.8%	-22.4%	-0.2	-0.3
Global 3***	1.6%	0.6%	1.4%	4.8%	-2.5%	-4.2%	N/A	-4.2%	9.8%	-27.9%	-0.4	-0.5

S&P 500 Total Return Index****	2.7%	2.4%	11.0%	17.3%	19.8%	16.7%	8.2%	16.7%	13.1%	-16.3%	1.2	2.1
Barclays Capital U.S. Long Gov Index****	-0.2%	2.7%	18.1%	13.1%	4.3%	7.9%	6.9%	7.9%	11.4%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					31%
Energy	12%	Short	Brent Crude Oil	3.4%	Short	12%	Short	Brent Crude Oil	3.4%	Short
			Heating Oil	2.9%	Short			Heating Oil	2.9%	Short
Grains/Foods	8%	Short	Sugar	1.3%	Short	8%	Short	Sugar	1.3%	Short
			Live Cattle	1.2%	Long			Live Cattle	1.2%	Long
Metals	11%	Short	Gold	4.1%	Short	11%	Short	Gold	4.1%	Short
			Platinum	1.6%	Short			Platinum	1.6%	Short
FINANCIALS	69%					69%
Currencies	21%	Long $	Euro	6.0%	Short	21%	Long $	Euro	6.0%	Short
			Japanese Yen	3.1%	Short			Japanese Yen	3.1%	Short
Equities	16%	Long	S&P 500	2.8%	Long	16%	Long	S&P 500	2.8%	Long
			Dax Index	2.4%	Short			Dax Index	2.4%	Short
Fixed Income	32%	Long	Bunds	5.5%	Long	32%	Long	Bunds	5.5%	Long
			U.S. 10-Year Treasury Notes	4.7%	Long			U.S. 10-Year Treasury Notes	4.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets rallied nearly 7% in reaction to forecasts for cold temperatures in the U.S.  Prices in the crude oil complex fell modestly due to elevated global supplies and pressure from a stronger U.S. dollar.

Grains/Foods
Grains markets finished sharply higher in reaction to ongoing delays harvesting this season’s crops in the U.S. Concerns surrounding the crop output in Australia and Russia also drove prices higher.  Cocoa prices fell nearly 5% due to U.S. dollar strength, coupled with reports of strong output from West Africa.  Lean hogs prices fell almost 3% due to stronger-than-expected supply forecasts.

Metals
Gold and silver markets fell due to a strong rally in the U.S. dollar and on reduced demand for precious metals.  Base metals markets rose on speculation the ongoing low interest rates in the U.S. and quantitative easing initiatives in Europe and Asia will bolster industrial demand.

Currencies
The Japanese yen fell to a four-year low versus the U.S. dollar following the Bank of Japan decision to expand its quantitative easing initiatives.  The U.S. dollar also rallied after the Federal Open Market Committee cited optimism for the U.S. economy and suggested an interest rate hike might come sooner than expected.

Equities
Major North American, European, and Asian equity indices rallied after the Bank of Japan decided to augment its stimulus initiatives.  Bullish corporate earnings reports in the U.S. and Europe drove strength in the equity markets.

Fixed Income
U.S. Treasuries declined after equity markets rallied and reduced demand for safe-haven debt.  German Bund prices increased following lower-than-expected inflation in Germany.  Bunds were also supported as Greek debt markets faced uncertainty ahead of the upcoming elections in Greece.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.